Exhibit 99.1

Inspirato Receives Expected Nasdaq Notification of Non-Compliance

Denver, November 23, 2022 – Inspirato Incorporated (NASDAQ: ISPO) (the “Company”), the innovative luxury hospitality company, today announced that on November 18, 2022, it received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it did not comply with Nasdaq’s Listing Rule 5250(c)(1) (the “Rule”) for continued listing because it had not filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the “Form 10-Q”) by the required due date.

The Company previously disclosed its inability to timely file the Form 10-Q in its Notification of Late Filing on Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2022.

Nasdaq informed the Company that it has until January 17, 2023 to submit a plan to regain compliance with Nasdaq’s continued listing requirements. The Company can also regain compliance with Nasdaq’s continued listing requirements at any time before January 17, 2023, by filing the Form 10-Q with the SEC and continuing to comply with Nasdaq’s other continued listing requirements.

The Company intends to file with the SEC the Form 10-Q and regain compliance with Nasdaq’s continued listing requirements as soon as practicable.

The Notice has no immediate effect on the listing or trading of the Company’s shares of Class A common stock or warrants. However, if the Company fails to timely regain compliance with the Rule, the Company’s shares of Class A common stock and warrants will be subject to delisting from Nasdaq.

About Inspirato

Launched in 2011, Inspirato (NASDAQ: ISPO) is the innovative luxury hospitality brand that provides access to a managed and controlled portfolio of hand-selected vacation options, delivered through a subscription model to ensure the service and certainty that affluent customers demand. The Inspirato portfolio includes branded luxury vacation homes available exclusively to subscribers and guests, accommodations at five-star hotel and resort partners, and custom travel experiences, with five-star personalized service included on every trip. In 2019, Inspirato revolutionized travel by introducing Inspirato Pass, the world’s first luxury travel subscription that includes all nightly rates, taxes, and fees. In 2022, Inspirato introduced Inspirato for Good, an easy-to-use platform designed to support important causes by delivering high-value fundraising results for nonprofit organizations. For more information, visit inspirato.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of federal securities law. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the Company’s plans and expectations related to the timing of the filing of the Form 10-Q to regain compliance with Nasdaq continued listing requirements within the applicable grace period. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by forward-looking statements. See also additional risk factors set forth in the Company’s periodic filings with the SEC, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2022.

Any forward-looking statement made by the Company in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Inspirato Contacts

Investor Relations:

ir@inspirato.com

Media Relations:

communications@inspirato.com